Exhibit 10.58
SEVERANCE AGREEMENT

ZYMEWORKS PHARMACEUTICALS LIMITED
AND
JEFFREY SMITH

DATED JANUARY 6, 2026
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This AGREEMENT is dated January 6, 2026.

PARTIES

(1)ZYMEWORKS PHARMACEUTICAL LIMITED a company incorporated under the laws of Ireland (registered number 722169) having its registered office at 88 Harcourt Street, Dublin 2, DO2 DK18 (the “Company”); and
(2)JEFFREY SMITH of [***] (the “Employee”),
each a “Party” and together, the “Parties”.

BACKGROUND

(A)The Employee commenced employment with the Company on 3 January 2023.
(B)The Employee has advised the Company of his desire to terminate his employment with the Company by reason of retirement, effective on 31 January 2026 (the “Termination Date”).
(C)The Company has agreed to make a termination payment in accordance with Clause 13.5.1 of the Employee’s contract of employment dated 3 January 2023 to the Employee in the amount and on the terms set out below.
(D)The Employee will be paid his normal salary up to the Termination Date.
(E)The Company agrees to pay to the Employee an amount equal to the annual bonus the Employee would have earned and received with respect to calendar year 2025 (payable in 2026) had the Employee remained an employee of the Company subject always to the Company declaring a bonus payment with respect to calendar year 2025 being in the sole discretion of the Company.
(F)The Company agrees to provide the Employee with a fixed term Consultancy Agreement on the terms set out in Schedule 3.
THE PARTIES AGREE as follows:
1DEFINITIONS AND INTERPRETATION
1.1In this agreement, the following expressions shall have the following meanings unless the context otherwise admits:
1.1.1.“Associated Company” means, in relation to the Company, an undertaking which from time to time:
(A)is a subsidiary or holding company of the Company, as such terms are defined in section 7 and section 8 respectively of the Companies Act 2014;
(B)belongs to the same group of companies (as defined in section 8 of the Companies Act 2014) as the Company; and/or
(C)is an undertaking of substantial interest (as defined by section 314 of the Companies Act 2014) of the Company or of any company which belongs to the same group of companies (as
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defined in section 8 of the Companies Act 2014) as the Company; and/or
(D)is an undertaking for whom or on whose behalf the Employee carries out duties at the request of the Company; and/or
(E)is designated in writing by the Company as an Associated Company;
1.1.2.“Confidential Information” means any proprietary information, whether or not protectable as a trade secret which provides an advantage to a competitor or which a Party wishes to designate as confidential for a valid business reason or, without prejudice to the generality of the foregoing, which concerns the business, finance or organisation of the Company and/or Group their suppliers or customers which shall have come to the Employee’s knowledge during the course of his employment. By way of illustration only and not limitation information will prima facie be confidential if it relates to trade secrets, research and developments, information relating to the Company’s and/or the Group’s intellectual property, software (object or source codes), suppliers and their production and delivery capabilities, customers and details of their particular business and requirements, costings, profit margins, discounts, rebates and other financial information, marketing and selling strategies and tactics, current activities and current and future plans relating to all or any of development or sales including the timing of all or any such matters, the development of new products, or technical design or specifications of the products of the Company and/or the Group;
1.1.3.“Group” means the Company and any Associated Company;
1.1.4.“Person” means any individual person, firm, company, partnership, unincorporated association, joint venture or other entity; and
2TERMINATION
2.1The Employee acknowledges that his employment as Executive Vice President, Chief Medical Officer with the Company shall terminate with effect from the Termination Date.
2.2The Employee acknowledges that he will be required to work out his notice period and, as such, he is not entitled to any further payment in respect of notice as at the Termination Date.
2.3The Employee acknowledges and agrees that this agreement is conditional upon him re-affirming the terms of the waiver and release at Clause 3 below on the Termination Date by signing and returning to VP Human Resources & DEI a signed copy of the form of document contained at Schedule 2.
2.4The Employee agrees that he shall, prior to or on the Termination Date:
2.4.1.resign his directorship of the Company with effect on the Termination Date by delivering to the Secretary of the Company a signed letter of resignation in the form attached to this agreement as Schedule 1; and
2.4.2.if applicable, resign from his directorship of any Associated Company of which he is a director with effect on the Termination Date by delivering to the Secretary of each such company a signed letter of resignation in the form attached to this agreement as Schedule 1.

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3CONSIDERATION, WAIVER AND RELEASE
3.1In consideration of the Employee’s agreement to the terms and conditions hereof and in full and final settlement, satisfaction, release and discharge of any and all claims, actions or causes of action, suits, complaints, liabilities, agreements, promises, debts or damages, whether existing or contingent, known or unknown, and whether arising under statute, contract, common law (including personal injury), equity or otherwise arising out of the Employee’s employment with the Company or the termination thereof as the Employee may have against the Company and/or the Group, its or their directors, employees, officers, representatives, agents, successors, shareholders and assigns, the Company shall:
(i) enter into a Consultancy Agreement with the Employee in the terms attached hereto at Schedule 3;
(ii) pay to the Employee the sum of $USD485,000, which shall be paid in approximately equal instalments, less applicable deductions for income tax, PRSI and USC charges, on each of the Company’s regular payroll dates during the 12-month period following the Termination Date, which sum shall be paid to the Employee in a tax efficient manner but at no extra cost or expense whatsoever to the Company, beginning on the Company’s first regular payroll date that occurs at least five (5) business days following the latest of (a) the Termination Date, (b) receipt of a copy of this agreement duly executed and (c) a signed copy of the Reaffirmation Certificate at Schedule 2 (the “Termination Payment”); and
(iii) It is acknowledged by the Employee that the reference to statute in clause 3.1 above includes but is not limited to following legislation:
•the Redundancy Payments Acts 1967 to 2014;
•the Unfair Dismissals Acts 1977 to 2015;
•the Payment of Wages Act 1991;
•the Maternity Protection Acts 1994 and 2004;
•the Adoptive Leave Acts 1995 and 2005;
•the Paternity Leave and Benefit Act 2016;
•the Terms of Employment (Information) Acts 1994 to 2014;
•the Minimum Notice and Terms of Employment Acts 1973 to 2005;
•the Protection of Employment Acts 1977 to 2014;
•the Safety, Health and Welfare at Work Act 2005 to 2014;
•the Pensions Acts 1990 to 2015;
•the Organisation of Working Time Act 1997;
•the Parental Leave Acts 1998 and 2019;
•the Employment Equality Acts 1998 to 2024;
•the National Minimum Wage Act 2000 and 2015;
•the Carer’s Leave Act 2001;
•the Protection of Employees (Part-Time Work) Act 2001;
•the Protection of Employees (Fixed-Term Work) Act 2003,
•the European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003;
•Regulation (EU) 2016/679 (General Data Protection Regulation);
•the Data Protection Acts 1988 to 2018;
•the Industrial Relations Acts 1946 - 2019 (as amended)
•the Protected Disclosures Acts 2014 - 2022;
•the Workplace Relations Act 2015;
•the Employment (Miscellaneous Provisions) Act 2018;
•the Parent’s Leave and Benefit Act 2019;
•the Family Leave and Miscellaneous Provisions Act 2021;
•the Sick Leave Act 2022; and
•the European Union (Transparent and Predictable Working Conditions) Regulations 2022.

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3.2The Employee will indemnify the Company and keep it indemnified in respect of any income tax, levies or PRSI contributions relating to the Termination Payment and any other benefits provided under this agreement together with all associated fines, penalties, interest and costs (including reasonable legal costs). The Company will notify the Employee when it becomes aware of any circumstances which may lead to such liabilities arising, and will provide him with a reasonable opportunity to challenge any assessment leading to such liability.
3.3The Employee represents and warrants that there are no circumstances of which he is aware or ought reasonably to be aware which would amount to a material breach of the terms and conditions of employment which would justify summary dismissal.
3.4The Employee confirms that he knows of no facts which give rise to an allegation of harassment, discrimination or victimisation in relation to his employment and/or its termination.
4PENSION
The Employee’s rights and entitlements in relation to his membership of his Personal Retirement Savings Account (if applicable) shall be as set out in the rules of the scheme in place from time to time.
5SHARE PARTICIPATION SCHEME
Employee has certain equity awards issued by the Company’s ultimate parent company, Zymeworks Inc. (“Parent”) under the Zymeworks Inc. Amended and Restated Stock Option and Equity Compensation Plan (the “Plan”), covering Parent common stock. The Company and Employee agree and acknowledge that Employee’s Parent equity awards will remain outstanding and continue to vest and, if applicable, become exercisable, through and including Employee’s Termination Date in accordance with, and to the extent provided by, the terms of such awards. Further, Employee and the Company agree and acknowledge that if, as contemplated by this Agreement, Employee’s continued service as a consultant commences immediately following Employee’s termination from employment pursuant to the Consultancy Agreement, Employee will have no break in service between the termination of Employee’s employment and the commencement of consulting services and therefore, Employee’s Parent equity awards will remain outstanding and continue to vest and, if applicable, become exercisable, while Employee remains in service to Parent, the Company or any of Parent’s other direct or indirect subsidiaries, in accordance with, and to the extent provided by, the terms of such awards. Upon Employee’s cessation of service to Parent and its direct or indirect subsidiaries, the then-unvested portion of Employee’s Parent equity awards will forfeit and, to the extent applicable, will remain exercisable for a period of time following such cessation of service if and as provided under the terms of the applicable award. Throughout the period from the date of this Agreement until the later of (i) the Termination Date and (ii) the expiration or termination of the Consultancy Agreement, the exercise of Employee’s vested stock options, the shares purchased thereunder and Employee’s restricted stock units and other awards shall continue to be governed by the terms and conditions of the Plan and the applicable equity award agreements pursuant to which they were granted.

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6NO ADMISSION
The execution of this agreement shall not be construed as an admission of a breach of statute or law by either Party or breach of any duty or obligation by the Company to the Employee and is entered into without admission of liability.
7RESTRICTIVE COVENANTS
The terms of the Employee’s contract of employment dated 3 January 2023 which are due to take effect or continue after the termination of the Employee’s employment shall remain in full force and effect.
8NO AUTHORITY
The Employee hereby covenants and agrees that he will not, from the Termination Date, hold himself out or expressly or impliedly represent to any third party that he has the authority to speak for, represent or in any way bind the Company.
9CONFIDENTIAL INFORMATION
The Employee hereby covenants and agrees that he shall not reveal, publish or disclose to any person, association or company any Confidential Information of the Company and/or the Group, except for such information as may be in the public domain through no fault of the Employee or may be required to be disclosed by a court or governmental administrative body of competent jurisdiction, provided that the Employee provides prompt notice of such required disclosure to the Company, where practicable, prior to the disclosure. The Employee further agrees that he shall not use or attempt to use Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company or which may benefit any other person, association or company.
10NO ADVERSE REMARKS
The Employee agrees that he shall not at any time make any negative or adverse remarks whatsoever concerning the Company and/or the Group or any of their shareholders, directors, officers, employees or agents or concerning the business, operations, technologies, products, services, marketing strategies, pricing policies, management affairs, financial conditions, systems and procedures, controls, books and records, employees or service providers of the Company and/or the Group. The Company shall use reasonable endeavours to ensure that no director or senior executive who is aware of the existence of this agreement makes any negative or adverse remarks whatsoever concerning the Employee.
11SEVERABILITY
The Employee hereby acknowledges and agrees that each clause in this agreement, and every part thereof, are entirely separate and independent (notwithstanding that they may be contained in the same clause, sub-clause, paragraph, sub-paragraph, sentence or phrase) and that they are independent, separate and severable and enforceable accordingly and that the duration, extent and application of each such clause, and every part thereof, is no greater than is reasonable and necessary for protection of the legitimate interests of the Company and that if any such clause, or any part thereof, shall be adjudged by any court of

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competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof was deleted and/or the period thereof was reduced and/or the geographical area dealt with thereby was reduced the said clause, or part thereof, shall apply within the jurisdiction of that court with such modifications as may be necessary to make it valid, effective and enforceable and shall be deemed to have been amended accordingly so that such clause, or part thereof, shall be construed by such court by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then apply.
12ENTIRE UNDERSTANDING
Subject to clause 7, this agreement contains the whole agreement between the Parties hereto relating to the transactions provided for in this agreement and supersedes all previous agreements (if any) between such Parties in respect of such matters and each of the Parties to this agreement acknowledges that in agreeing to enter into this agreement it has not relied on any representations or warranties except for those contained in this agreement.
13INDEPENDENT LEGAL ADVICE
13.1The Employee acknowledges that he has taken legal advice from his own solicitor and understands the effect and implications of this agreement and every part thereof. The Employee further acknowledges that he has entered into this agreement without any coercion of any description.
13.2The Employee accepts and understands that payment of the Termination Payment is subject to receipt by the Company of confirmation in writing from a practising solicitor that the Employee has, in fact, taken legal advice on and understands the effect and implications of this agreement.
14BREACH AND DAMAGES
Notwithstanding the provisions of clause 3.1 and clause 7 above, the Employee and the Company agree that if either Party breaches any provision of this agreement, the other Party shall be entitled to initiate proceedings to seek to recover any loss or damages suffered as a result of any such breach to include all costs, legal fees and any other expenses incurred as a result of the breach. Furthermore, the Parties agree that any consideration which remains payable or becomes payable on or after the date of the breach shall cease to be payable.
15GOVERNING LAW
All disputes between the Parties arising out of or in any way relating to the agreement or any other disputes between the Parties in any way connected with the subject matter of the agreement shall be governed by the laws of Ireland and subject to the exclusive jurisdiction of the Irish courts.
16GENERAL
16.1This agreement, although marked “without prejudice” and “subject to contract” shall, upon signature by both Parties, be treated as an open document evidencing an agreement that is and will be binding on the Parties.
16.2This agreement may be executed by the Parties to this agreement on separate counterparts, each of which when executed shall constitute the original and all such counterparts together constitute but one and the same instrument.

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16.3In accordance with the Electronic Commerce Act, 2000 and EU Regulation 910/2014 the Parties hereby agree that they may execute this agreement using electronic means including the use of electronic acceptance by the Parties, which the Parties acknowledge will have the full force and legal effect as if traditional hand-written signatures had been affixed hereto.

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IN WITNESS of which the Parties have executed this agreement on the date shown at the beginning of this agreement.

SIGNED for and on behalf of ZYMEWORKS PHARMACEUTICAL LIMITED by KENNETH GALBRAITH	/s/ Kenneth Galbraith
Signature of KENNETH GALBRAITH

SIGNED by JEFFREY SMITH	/s/ Jeffrey Smith
Signature of JEFFREY SMITH

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SCHEDULE 1
LETTER OF RESIGNATION

To:        The Company Corporate Secretary
        Zymeworks Pharmaceuticals Limited
Dear Sirs
I hereby resign as a director of Zymeworks Pharmaceuticals Limited (the “Company") with effect on January 31, 2026.
I hereby waive in favour of the Company all and any actions, rights, privileges or entitlements against the Company, whether actual or potential, whether present or future and whether arising out of my having been a director of the Company.
I hereby waive in favour of the members and directors of the Company all or any actions, rights, privileges or entitlement against any member or director of the Company.
I hereby acknowledge that the Company and/or any one or more of the directors and members of the Company may rely on this document and produce a plain copy thereof in evidence in any proceeding, arbitration, court or tribunal.
In witness of which I have executed this document this 21st day of January, 2026.

SIGNED by JEFFREY SMITH	/s/ Jeffrey Smith
Signature of JEFFREY SMITH

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SCHEDULE 2
RE-AFFIRMATION OF WAIVER
Re-affirmation to a Severance Agreement dated January 6, 2026 between JEFFREY SMITH and ZYMEWORKS PHARMACEUTICAL LIMITED appended hereto (the “Severance Agreement”).
Capitalised terms in this document have the same meaning as in the Severance Agreement.
Restatement of Irrevocable Waiver and Release
In consideration of the Termination Payment set out in the Severance Agreement, I reaffirm as of January 31, 2026, that the terms of the Severance Agreement constitute a full and final settlement of all or any claims that I have or may have against the Company or any Associated Company, its or their servants or agents, officers or shareholders, howsoever arising, including claims and entitlements arising out of or in connection with my employment with the Company or the termination thereof, and in consideration of the payment referred to therein I hereby fully and finally release all of such entities and persons from all or any such claims, whether under statute, at common law, in tort (including for personal injuries) in equity, for breach of contract or otherwise howsoever arising in the jurisdiction of the Republic of Ireland or any other jurisdiction.
I acknowledge that the reference to statute above includes but is not limited to the Redundancy Payments Acts 1967 to 2014; the Unfair Dismissals Acts 1977 to 2015; the Payment of Wages Act 1991; the Maternity Protection Acts 1994 and 2004; the Adoptive Leave Acts 1995 and 2005, the Paternity Leave and Benefit Act 2016; the Terms of Employment (Information) Acts 1994 to 2014; the Minimum Notice and Terms of Employment Acts 1973 to 2005; the Protection of Employment Acts 1977 to 2014; the Safety, Health and Welfare at Work Act 2005 to 2014; the Pensions Acts 1990 to 2015; the Organisation of Working Time Act 1997; the Parental Leave Acts 1998 and 2019; the Employment Equality Acts 1998 to 2024; the National Minimum Wage Act 2000 and 2015; the Carer’s Leave Act 2001; the Protection of Employees (Part-Time Work) Act 2001; the Protection of Employees (Fixed-Term Work) Act 2003; the European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003; Regulation (EU) 2016/679 (General Data Protection Regulation); the Data Protection Acts 1988 to 2018; the Industrial Relations Acts 1946 - 2019 (as amended); the Protected Disclosures Acts 2014 - 2022; the Workplace Relations Act 2015, the Employment (Miscellaneous Provisions) Act 2018, the Parent’s Leave and Benefit Act 2019; the Family Leave and Miscellaneous Provisions Act 2021; the Sick Leave Act 2022; and the European Union (Transparent and Predictable Working Conditions) Regulations 2022.

SIGNED by JEFFREY SMITH	/s/ Jeffrey Smith
Signature of JEFFREY SMITH Date: January 31, 2026

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SCHEDULE 3
[Consultancy Agreement]

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CONSULTANCY AGREEMENT

ZYMEWORKS PHARMACEUTICAL LIMITED
JEFFREY SMITH

DATED JANUARY 31, 2026

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TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION	1
2	TERM	2
3	SERVICES	2
4	LOCATION	3
5	FEES	3
6	NO EMPLOYMENT OR AGENCY AND INDEMNITIES	4
7	EQUIPMENT	4
8	LIABILITY AND INSURANCE	4
9	OTHER ACTIVITIES	5
10	CONFIDENTIAL INFORMATION	5
11	DATA PROTECTION	5
12	INTELLECTUAL PROPERTY	6
13	TERMINATION	7
14	OBLIGATIONS UPON TERMINATION	8
15	WARRANTIES	8
16	INDEPENDENT LEGAL ADVICE	8
17	ENTIRE AGREEMENT	8
18	GOVERNING LAW	9
19	GENERAL	9
SCHEDULE 1 THE SERVICES		11
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THIS AGREEMENT is dated January 31, 2026.
BETWEEN
(1)ZYMEWORKS PHARMACEUTICAL LIMITED a company incorporated under the laws of Ireland (registered number 722169) having its registered office at 88 Harcourt Street, Dublin 2, DO2 DK18 (the “Company”); and

(2)JEFFREY SMITH of [***] (the “Consultant”)
each a “Party” and, together, the “Parties”.
THE PARTIES AGREE as follows:
1DEFINITIONS AND INTERPRETATION
1.1In this agreement, the following expressions shall have the following meanings unless the context otherwise admits:
“Associated Company” means:
(a)any company which is a subsidiary or holding company of the Company, as such terms are defined in section 7 and section 8 respectively of the Companies Act 2014; and/or
(b)belongs to the same group of companies (as defined in section 8 of the Companies Act 2014) as the Company; and/or
(c)is an undertaking of substantial interest (as defined by section 314 of the Companies Act 2014) of the Company or of any company which belongs to the same group of companies (as defined in section 8 of the Companies Act 2014) as the Company; and/or
(d)is an undertaking for whom or on whose behalf the Consultant provides services at the request of the Company; and/or
(e)is designated in writing by the Company as an Associated Company;

“Confidential Information” means any proprietary information, whether or not protectable as a trade secret which provides an advantage to a competitor or which the Company wishes to designate as confidential for a valid business reason or, without prejudice to the generality of the foregoing, which concerns the business, finance or organisation of the Company, their suppliers or customers which shall have come to the Consultant’s knowledge during the course of his engagement. By way of illustration only and not limitation, information will prima facie be confidential if it relates to trade secrets, research and developments, information relating to Intellectual Property, software (object or source codes), suppliers and their production and delivery capabilities, customers and details of their particular business and requirements, costings, profit margins, discounts, rebates and other financial information, marketing and selling strategies and tactics, current activities and current and future plans relating to all or any of development or sales including the timing of all or any such matters, the development of new products, or technical design or specifications of the products of the Company;

“Group” means the Company and the Associated Companies and "member of the Group" shall be construed accordingly;

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“Intellectual Property” means all intellectual and industrial property rights including (without limitation and without prejudice to the generality of the expression) all patents, registered trademarks and designs, copyright (present and future), applications for any of the foregoing, trade and business names, trade secrets, algorithms, formulas, domain names, computer software, source and object codes, unregistered trademarks, goodwill in relation to the foregoing, database rights, sui generis rights, rights in designs (whether registerable or not), ideas, inventions, discoveries, concepts, improvements to existing technology, processes, models and literary, dramatic, musical and artistic works as defined by the Copyright and Related Rights Acts 2000 to 2007, know how, mask works, topographies, topography rights, (in each case to the fullest extent thereof and for the full period therefor and all related applications (and rights to apply for), extensions and renewals thereof and whether registered or not) and rights of the same or similar effect or nature in any part of the world existing now or in the future created; and

"Services" means the services to be provided by the Consultant to the Company in accordance with this agreement as described in clause 3 and the schedule to this agreement.

1.2Save as otherwise provided herein any references in this agreement or the schedule thereto to clauses, sub-clauses or paragraphs are references to the clauses, sub-clauses and paragraphs of this agreement and the schedule thereto unless the context otherwise admits or requires.
1.3Words such as hereunder, hereof and herein and other words commencing with here shall, unless the context clearly indicates to the contrary, refer to the whole of this agreement and not to any particular clause thereof.
1.4References to the singular shall include the plural and vice versa and references to any gender shall include other genders.
1.5The headings to the clauses in this agreement are for ease of reference only and shall not affect the interpretation of this agreement.
1.6The contents of the schedule form an integral part of this agreement and shall have as full effect as if they were incorporated in the body of this agreement and the expressions this “agreement” and the “agreement” used in the schedule shall mean this agreement and any reference to this “agreement” shall be deemed to include the schedule.
2TERM
This agreement shall commence on 01 February 2026 (“Commencement Date”) and shall continue until 31 January 2027 unless terminated in accordance with clause 13 (the “Term”).
3SERVICES
3.1With effect from the Commencement Date, the Consultant shall provide the Services to the Company and such other services consistent with the Services as the Company shall from time to time require of the Consultant. The specific terms of the Services to be provided are set out in the schedule to this agreement.
3.2It is anticipated that the maximum amount of time that the Consultant will be requested to devote to the Services is up to 15 hours per month. Any additional hours above this must be approved in advance by the Company. When providing

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the Services, the Consultant shall devote his full time, knowledge, skill and care to the provision of the Services.
3.3As at the date of entry into this agreement, the intention is for the Consultant to provide the Services. However, the Consultant may, if he is unable to provide the Services for any reason, provide the Services through another person employed by the Consultant (“Substitute”) provided that the Substitute is suitably qualified and has the appropriate skills and experience and the Consultant shall inform the Company of the identity and qualification of any Substitute which the Consultant proposes to use to provide the Services. The Company may, at its absolute discretion, determine whether to accept such Substitute to provide the Services.
3.4The Consultant shall, and shall procure, that any Substitute shall agree to observe and comply with the Company’s rules, regulations and policies (including its policies on bullying, harassment and sexual harassment, and health and safety) and any relevant legislation affecting or relating to the business of the Company.
3.5The Consultant may use another person, firm, company or organisation to perform any administrative, clerical or secretarial functions which are reasonably incidental to the provision of the Services provided that the Company will not be liable to bear the cost of such functions.
3.6The Consultant shall take instructions from Company management and liaise with Kenneth Galbraith as the Company’s representative (or such other individual as Company management may designate in writing from time to time) in relation to the performance of the Services.
4LOCATION
The Consultant will carry out the Services at his own premises at his own cost. No facilities or office space will be provided by the Company.
5FEES
5.1The Company shall pay the Consultant a retainer fee of $10,000.00USD per month (which fee is exclusive of any VAT which the Consultant may charge) (“Fee”).
5.2Payment of the Fee shall only be made on production of an appropriate invoice for this purpose (to include VAT where necessary) by the Consultant and not otherwise. Invoices should be marked for the attention of the Company’s representative as set in clause 3.6 above (or such other individual as Company management may designate in writing from time to time) and submitted within 10 days of the month end. Invoices will be payable within 30 days thereafter.
5.3If any aspect of the Services are not completed to the reasonable satisfaction of the Company, the Company will notify the Consultant in writing and the Fee shall not become due until the Consultant has completed the Services to the Company’s satisfaction which shall be confirmed by the Company in writing. For the avoidance of doubt, no further payment shall be made by the Company in addition to the Fee as a result of this clause.
5.4If the Consultant is unable or unavailable to provide the Services for any reason, he shall not be entitled to receive any Fees in respect of the period of such inability or unavailability.
5.5The Company shall reimburse the Consultant for all proper and reasonable expenses incurred by him wholly and necessarily in carrying out the Services. The Consultant shall comply with such rules as may from time to time be stipulated by the Company regarding the approval of and vouching of such expenses.

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6NO EMPLOYMENT OR AGENCY AND INDEMNITIES
6.1Nothing contained in this agreement shall be construed or have effect as constituting any relationship of employer and employee between the Company or any member of the Group and the Consultant and/or any Substitute.
6.2Nothing in this agreement shall constitute the Consultant and/or any Substitute acting as an agent of the Company or any member of the Group. The Consultant and/or any Substitute shall not have any right or power whatsoever to contract on behalf of the Company or any member of the Group or bind the Company or any member of the Group in any way in relation to third parties unless specifically authorised to do so.
6.3Nothing contained in this agreement shall constitute a partnership or joint venture between the Company or any member of the Group and the Consultant and/or any Substitute.
6.4The Consultant shall be responsible for the payment of any Pay Related Social Insurance, Universal Social Charge, income tax, and any other form of taxation or social security cost ("Taxation") in respect of payments made to him under this agreement and shall be responsible for the remuneration payable to and benefits provided for any Substitute, including the payment of Taxation to and any benefits provided to any Substitute under their contract of employment or otherwise.
6.5The Consultant shall indemnify and keep indemnified the Company against the Taxation (including interest and penalties) and any liability, loss, damage, cost, claim or expense the Company suffers or incurs as a result of any claims against the Company for such sums and other claims arising out of or in connection with the Consultant and/or any Substitute claiming or being found to be an employee of the Company (including, without limitation, any claims or demands against the Company and/or the Group by the Office of the Revenue Commissioner, the Department of Employment Affairs and Social Protection and/or any other competent tribunal, court or authority for Pay Related Social Insurance, Universal Social Charge, income tax (including interest and penalties) and other contributions required by law to be paid in respect of any payments made to the Consultant under this agreement).
6.6Without prejudice to the indemnity in clause 6.4, if for any reason, the Company and/or the Group shall become liable to pay, or shall pay, any such taxes or other payments as referred to in clause 6.4 and 6.5, the Company shall be entitled to deduct from any amounts payable to the Consultant all amounts so paid or required to be paid by the Company and/or the Group and, to the extent that any amount of taxes paid or required to be paid by the Consultant shall exceed the amounts payable by the Company and/or the Group to the Consultant, the Consultant shall indemnify the Company and/or the Group in respect of such liability and shall, upon demand, forthwith reimburse the Company and/or the Group such excess. Such monies shall be recoverable as a debt.
6.7The Consultant shall if requested by the Company, provide a tax clearance certificate from the Office of the Revenue Commissioner on or after the commencement of this agreement and on an annual basis going forward.
7EQUIPMENT
The Consultant shall purchase and maintain at his own cost any equipment or other materials which he and/or any Substitute may require in order to perform the Services.
8LIABILITY AND INSURANCE
8.1The Consultant shall indemnify and keep indemnified the Group against any liability, loss, damage, cost, claim or expense the Group suffers or incurs in respect

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of the Consultant’s and/or any Substitute's performance (or non-performance) of the Services including in respect of, but not restricted to:
8.1.1any act, neglect or default of the Consultant, any Substitute and/or person authorised by the Consultant to act on his behalf; and
8.1.2breaches resulting in any successful claim by any third party.
9OTHER ACTIVITIES
9.1Nothing in this agreement shall prevent the Consultant and/or any Substitute from being engaged, concerned or having any financial interest in any capacity in any other business, trade, profession or occupation during the Term, provided that:
9.1.1such activity does not cause a breach of any of the Consultant’s obligations under this agreement; and
9.1.2the Consultant shall not, and shall procure that any Substitute shall not, engage in any activity if it relates to a business which is similar to or in any competitive with the business of the Group without the prior written consent of the Company.
9.2The Consultant shall immediately disclose to the Company any conflict of interest which arises in relation to the provision of the Services as a result of any present or future appointment, employment or other interest of the Consultant and/or any Substitute.
10CONFIDENTIAL INFORMATION
10.1The Consultant acknowledges that in the course of this agreement, he and/or any Substitute will have access to Confidential Information. The Consultant has therefore agreed to accept and shall procure that any Substitute shall accept the restrictions in this clause 10.
10.2The Consultant shall not, and shall procure that any Substitute shall not, except in the proper course of his duties, either during the Term or at any time after the termination of this agreement howsoever caused, use or disclose any Confidential Information to any person, firm or company and shall use his best endeavours to prevent the publication or disclosure of any Confidential Information.
10.3The obligations of confidence referred to in this clause shall not apply to any Confidential Information or other information which:
10.3.1is published or is otherwise in the public domain prior to the receipt of such Confidential Information or other information by the Consultant; or
10.3.2is or becomes publicly available on a non-confidential basis through no fault of the Consultant; or
10.3.3is received in good faith by the Consultant from a third party who, on careful enquiry by the Consultant, claims to have no obligations of confidence to the Company in respect of it and who imposes no obligations of confidence upon the Consultant.
10.4The obligations of the Consultant under this clause shall survive the expiry or the termination of this agreement for whatever reason.
11DATA PROTECTION
The Consultant’s personal data will be processed in accordance with the Company’s data protection notice.

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12INTELLECTUAL PROPERTY
12.1Any Intellectual Property acquired, made, developed, conceived, reduced to writing or practice or discovered by the Consultant and/or any Substitute (directly or indirectly) during the course of or in connection with his engagement with the Company and whether or not using the Company’s premises, assets or resources and whether or not before or after the date hereof (“Company IPR”) vests in and shall belong to and be the absolute property of the Company and the Consultant hereby irrevocably and unconditionally assigns and transfers to the Company all right, title and interest in and to any Company IPR and all materials embodying such rights to the fullest extent permitted by applicable law including, without limitation, the right to sue for past infringement (or passing off) and to retain damages or other remedies arising therefrom. The Company shall be the sole legal and beneficial owner of all Company IPR or other rights connected therewith.
12.2The Consultant hereby irrevocably and unconditionally agrees (and shall procure that any Substitute shall agree) to hold such Company IPR on trust for the sole benefit of the Company until all right, title and interest in and to the same vests absolutely in the Company.
12.3The Consultant if and whenever required to do so (whether during or after the termination of his engagement) shall (and will procure that any Substitute shall) at the request and expense of the Company promptly do all things necessary, execute such deeds and documents and provide all such assistance to enable the Company to obtain and maintain the exclusive benefit and legal and beneficial ownership of all Company IPR including, without limitation, to substantiate, perfect, protect, maintain and enforce the Company IPR and to register and/or apply to register the Company IPR in the name of the Company or its designee and the Consultant acknowledges that he will not be entitled to any further compensation or remuneration in respect of the performance of his obligations under this clause 12 save as may be provided for by law.
12.4The Consultant agrees that he will (and shall procure that any Substitute will), at the Company’s expense, exercise any moral rights he has or may have in any Company IPR against such third party or parties as the Company may reasonably request from time to time and the Consultant further agrees not to exercise such moral rights as against, and hereby irrevocably and conditionally waives such moral rights (and any rights of the same or similar effect anywhere in the world whether existing now or in the future created) in favour of the Company, its assignees, licensees, designees, employees, servants or agents.
12.5The Consultant hereby irrevocably appoints (and shall procure that any Substitute irrevocably appoints) the Company to be attorney in the name of the Consultant and/or any Substitute and on behalf of the Consultant and/or any Substitute to execute and deliver any such documentation and to do such things and generally to use the Consultant’s and/or any Substitute’s name for the purpose of giving to the Company the full benefit of the provisions of this clause 12 and a certificate in writing in favour of any third party signed by any director or the secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.
12.6The Consultant hereby undertakes to the Company:
12.6.1to report full written details of all Company IPR immediately to the Company upon creation or as soon as practicable thereafter;
12.6.2to keep confidential all details of the Company IPR;
12.6.3to deliver on demand to the Company all documents, manuals, instructions, log-in codes, passwords, source codes, information, designs materials, deliverables, papers and records on all media (and all copies or abstracts of them), recording or relating to the Company IPR or

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any part thereof and the process of their creation which are in the Consultant’s possession, custody or power;
12.6.4not to register or attempt to register any of the Company IPR unless requested to do so by the Company in writing; and
12.6.5whether during or after the termination of this agreement, not to cause or permit anything which may infringe, damage or endanger the Company IPR or the Intellectual Property of the Company, or the Company’s title to same or assist others or allow others to do so.
12.7The Consultant hereby warrants, represents and agrees that:
12.7.1    the entire of his right, title and interest in and to the Company IPR vests in, and is assigned to, the Company pursuant to this agreement;
12.7.2    all Company IPR are and will be original and have not been copied, wholly or substantially from any Intellectual Property belonging to any other person;
12.7.3    he is free and entitled to assign to the Company the Company IPR and that he is not under any disability, restriction or prohibition which would or might prevent him from performing or observing any of his obligations under this clause 12;
12.7.4    he has not entered into and shall not enter into any arrangement or agreement which conflicts or may conflict with this clause 12 and has not assigned, granted or licensed to any third party or charged or encumbered in any way any rights in any of the Company IPR; and
12.7.5    he is not aware of any use by any third party of the Company IPR or any part thereof.
12.8All rights and obligations under this clause 12 shall continue in full force and effect after the termination of this agreement.
13TERMINATION
13.1The Company may terminate this agreement with immediate effect with no liability to make any further payment to the Consultant (other than in respect of any Fees accrued prior to the termination of this agreement) if at any time:
13.1.1the Consultant fails for any reason to perform the Services for a continuous period of 4 weeks;
13.1.2the Consultant and/or any Substitute commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of the Company;
13.1.3the Consultant and/or any Substitute is convicted of any criminal offence (other than an offence under any road traffic legislation in Ireland or elsewhere for which a fine or non-custodial penalty is imposed);
13.1.4the Consultant and/or any Substitute is in the reasonable opinion of the board of directors of the Company negligent or incompetent in the performance of the Services;
13.1.5the Consultant and/or any Substitute is guilty of any bribery, corruption, fraud or dishonesty or acts in any manner which in the opinion of the Company brings or is likely to bring the Consultant, any Substitute or the

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Company into disrepute or is materially adverse to the interests of the Company;
13.1.6the Consultant becomes of unsound mind or is, or may be, suffering from mental disorder and either;
(A)is admitted to hospital for treatment under the Mental Health Act 2001; or
(B)an order is made by any competent court for his detention or for him to be made a ward of Court or such other arrangement for decision making as may be made by the court with respect to his property or affairs.
13.2The rights of the Company under clause 13 are without prejudice to any other rights that it might have at law to terminate this agreement or to accept any breach of this agreement on the part of the Consultant as having brought this agreement to an end. Any delay by the Company in exercising its rights to terminate shall not constitute a waiver thereof.
14OBLIGATIONS UPON TERMINATION
14.1Immediately on the termination of this agreement or at any other time at the request of the Company, the Consultant shall (and shall procure that any Substitute shall):
14.1.1immediately deliver to the Company all documents, books, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business or affairs of the Company and/or the Group or its or their business contacts, any keys, and any other property of the Company and/or the Group, which is in his possession or under his control; and
14.1.2irretrievably delete any information relating to the business of the Company and/or the Group stored on any magnetic or optical disk or memory and all matter derived from such sources which is in his possession or under his control outside the premises of the Company.
15WARRANTIES
The Consultant warrants to the Company that by entering into this agreement and performing the Services, the Consultant shall not be in breach of any contract or other obligation.
16INDEPENDENT LEGAL ADVICE
The Consultant acknowledges that he has taken legal advice on and understands the effect and implications of this agreement and every part thereof.
17ENTIRE AGREEMENT
This agreement sets out the entire agreement and understanding between the Consultant and the Company in relation to its subject matter and supersedes cancels and nullifies any previous agreement between the Parties or any of them relating to such matters and neither Party has entered into this agreement in reliance upon any representation, warranty or undertaking of any other party which is not set out or referred to in this agreement.

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18GOVERNING LAW
18.1All disputes between the Parties arising out of or in any way relating to the agreement or any other disputes between the Parties in any way connected with the subject matter of the agreement shall be governed by the laws of Ireland.
18.2Each of the Parties hereby submits to the exclusive jurisdiction of the Irish Courts for the purpose of any proceedings arising out of or in any way relating to the agreement or any other proceedings in any way connected with the subject matter of the agreement.
19GENERAL
19.1This agreement may be executed by the Parties on separate counterparts, each of which when executed shall constitute the original and all such counterparts together constitute one and the same document.
19.2In accordance with the Electronic Commerce Act, 2000 and EU Regulation 910/2014 the Parties hereby agree that they may execute this agreement using electronic means including the use of electronic acceptance by the Parties, which the Parties acknowledge will have the full force and legal effect as if traditional hand-written signatures had been affixed hereto.

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IN WITNESS of which the Parties have executed this Agreement on the date shown at the beginning of this Agreement.

SIGNED for and on behalf of ZYMEWORKS PHARMACEUTICAL LIMITED by KENNETH GALBRAITH	/s/ Kenneth Galbraith
Signature of KENNETH GALBRAITH

SIGNED by JEFFREY SMITH	/s/ Jeffrey Smith
Signature of JEFFREY SMITH

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SCHEDULE 1
THE SERVICES

The Services will consist of serving as an outside advisor to the Company advising on strategic planning and guidance, as may be requested by the Company.

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ASSIGNMENT AND NOVATION AGREEMENT

THIS AGREEMENT is made on January 31, 2026 (the “Effective Date”) by and among:

(1)    ZYMEWORKS PHARMACEUTICAL LIMITED (“Assignor”); and
(2)    ZYMEWORKS BC INC. (“Assignee”); and
(3)    JEFFREY SMITH (“Continuing Party”).

WHEREAS:

A.The Assignor and Continuing Party entered into that certain Consultancy Agreement dated January 31, 2026 (the “Original Contract”).
B.The Assignor wishes to assign all its rights and transfer all its obligations under the Original Contract to the Assignee.
C.The Continuing Party consents to this substitution.

THE PARTIES AGREE as follows:

1.Assignment and Novation: As of the Effective Date, the Assignor assigns all rights and delegates all duties under the Original Contract to the Assignee.
2.Assumption: The Assignee agrees to perform all obligations of the Assignor and accepts the rights under the Original Contract as if it were the original party.
3.Release of Liability: The Continuing Party releases the Assignor from any further obligations, duties, or liabilities arising under the Original Contract from the Effective Date onwards.

[signature page follows]

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IN WITNESS of which the Parties have executed this Agreement as of the Effective Date.

SIGNED for and on behalf of ZYMEWORKS PHARMACEUTICAL LIMITED by KENNETH GALBRAITH	/s/ Kenneth Galbraith
Signature of KENNETH GALBRAITH
SIGNED for and on behalf of ZYMEWORKS BC INC. by KENNETH GALBRAITH	/s/ Kenneth Galbraith
Signature of KENNETH GALBRAITH

SIGNED by JEFFREY SMITH	/s/ Jeffrey Smith
Signature of JEFFREY SMITH

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